Exhibit 23.1

CONSENT OF IDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use in Amendment No. 3 to this Registration Statement on Form S-1 of our report dated October 31, 2007 (except for Note 10 as to which date is January 31, 2008), relating to the financial statements of NP Capital Corp. We also consent to the reference to our firm under the headings “Experts” in such registration statement.

/s/L.L. Bradford & Company, LLC

Las Vegas, Nevada
March 28, 2008